                              EMPLOYMENT AGREEMENT

          This AGREEMENT ("Agreement") is made and entered into as of January 1, 1996, by and between KENNEDY-WILSON International, a California Corporation ("KWI"), and Lewis A. Halpert ("Employee").

                                 R E C I T A L S

          A. KWI is a licensed California real estate broker in the business of marketing real property by auction and other means and desires to retain the services of Employee in conducting this business, subject to the terms and conditions of this Agreement.

          B. Employee desires to be employed by KWI pursuant to the terms and conditions of this Agreement.

                                A G R E E M E N T

          NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

          1. Compensation for Services. For purposes hereof, "procuring cause" means the primary person who brings a deal to KWI directly resulting in a KWI-held sale. Employee shall only be deemed to be the "procuring cause" of an auction or non-auction sale, or the purchase of any investment property, as the case may be, in the event there is a letter substantially in the acknowledgment form attached hereto as Exhibit A and signed by both KWI and Employee specifying that Employee was the "procuring cause" for such auctions, non-auction sale (referred to herein as a "Qualifying Auction," and "Qualifying Sale" respectively), as the case may be. For his services described in paragraph two hereof and in all cases subject to the provisions of paragraph three hereof, Employee shall receive compensation in accordance with the provisions of this paragraph one.

          (a) Supersedure: Term. This Agreement shall supersede any and all prior agreements, written or oral. Subject to earlier termination as set forth in paragraph (3), below, the term of this Agreement shall be one year from January 1, 1996 to December 31, 1996.

          (b) Salary. A salary equal to $10,416.67 per month and a salary advanced against bonus earnings equal to $10,416.67 per month, payable on such basis as is the normal payment pattern of the Company.

          (c) Bonus. The amount of bonus, if any, shall be determined by calculating the Bonus Revenues less expenses as outlined in the attached addendum (1) (Exhibit A) and applied to the following percentages:

                 Net Profit                       Bonus
                 0     -1MM                       10%
                 1MM   -2MM                       20%
                 2MM   -above                     25%

          (d) Commissions/Compensation

               (i) A percentage of the commissions will be awarded as "procuring cause" for commercial and residential auctions/sealed bids/conventional sales programs signed by the Company based on Employee's contribution to the deal, the percentage of which is to be negotiated and agreed to at the time of the deal signing. Such commissions will be credited to Bonus Revenue Net Profit for bonus calculation. (see attached addendum (2) (Exhibit B).

               (ii) Although nothing set forth herein shall obligate any of the parties hereto to extend the term of this Agreement, if this Agreement is extended beyond its original one-year term, then the commissions actually received by KWI subsequent to December 31, 1996, and prior to January 1, 1998, and each subsequent one year period thereafter, shall count toward the Bonus Revenue/net profits and shall be paid to Employee at the rates provided for Paragraph 1(c) unless otherwise modified in writing. If, however, this Agreement is not extended or is earlier terminated, then Employee's percentage entitlement to commissions actually received by KWI during the six (6) months following termination shall be paid to Employee at the rates and times set forth in Paragraph 1(c).

               (iv) "Net commissions" shall be the sums of all commissions actually received in cash, or later converted to cash if such consideration is initially paid to KWI in non-cash equivalents, by KWI for a Qualifying Auction, less reimbursements to KWI for marketing monies advanced by KWI from its own funds for the subject KWI auction marketing program, broker cooperation fee arrangements and direct out-of-pocket costs and expenses not provided for in the applicable marketing program or budget (i.e., budget overruns). It is agreed that the books of KWI will be made available to Employee or his or her designated representative at reasonable times and upon reasonable notice for the purpose of verifying said commissions. For purposes herein, a commission shall be deemed earned by KWI, and thus earned by Employee, and only upon actual receipt thereof by KWI in cash.

               (v) To the extent that Employee shall have directly utilized a finder or similar individual with respect to a Qualifying Auction, a Qualifying Sale or a Qualifying Acquisition, Employee shall promptly disclose such relationship to KWI. All commissions or fees payable to such finders or similar individual claiming through Employee not pre-approved by KWI shall be payable by Employee.

          (d) Commissions with Respect to Non-Auctions. KWI and Employee agree that real estate commissions generated from Qualifying Sales shall be deemed earned by KWI only when actually paid to KWI, and shall be counted toward the targets set forth in Paragraph 1(d) above when and as paid, and shall be divided between KWI and Employee in accordance with the percentages provided in such paragraph.

          (e) Commissions Generally. Any commissions payable pursuant to this Paragraph 1 with respect to transactions for which Employee was a co-procuring cause together with a broker or finder specifically working with Employee shall in no event exceed the amount which would otherwise be payable solely to Employee with respect to such transaction pursuant to this Paragraph 1. In the event Employee shall be deemed partially a procuring cause (e.g., one half, together with another employee of KWI), then a ratable portion (e.g., one half of the commissions actually received by KWI in connection with such transaction shall be applied to the targets set forth for Employee in Paragraph 1(c) or 1(d) above, and Employee shall thereafter be entitled to a commission based upon the percentage then applicable to Employee under such paragraphs.

          (f) Expenses. Employee shall be entitled to reimbursement from the Company for any out-of-pocket expenses, including travel expenses, incurred by Employee in the ordinary course of providing his services hereunder. Such reimbursement shall be made by the Company within 30 days of submission after receipt of a statement therefor from Employee setting forth in reasonable detail the expenses for which reimbursement is requested, accompanied by customary documentation evidencing such expenses.

          (g) Deductions. It is understood that all compensation paid to Employee under this Agreement is subject to the customary tax, social security and other similar withholding requirements.

          (h) Benefits. During the term of this Agreement, the Company will provide Employee, at the Company's expense, coverage under the major medical, hospitalization and other insurance programs maintained by the Company for its officers generally. In addition, Employee will receive during the term of this Agreement all other company-provided benefits to which Employee was entitled in the ordinary course immediately prior to the date hereof as an Employee of Kennedy-Wilson International, a California Corporation and all other company-provided benefits which are, from time to time, made available by the Company to its officers.

          (i) Limitation on Liability.

               (i) In no event shall KWI be liable to Employee for his share of commissions not collected on any given Qualifying Auction or Qualifying Sale. Employee hereby acknowledges that, in the course of its business, KWI is often required to make certain additional agreements, concessions or accommodations with sellers in order to successfully conduct an auction or to close a given sale, and that such agreements, concessions or accommodations may result in a reduction of the commissions payable to KWI in connection therewith. Employee hereby consents to such agreements, concessions and accommodations as KWI may, in its discretion, deem necessary or advisable, and agrees that KWI shall have no liability to Employee whatsoever for any reduction in commissions payable to KWI, and thus to Employee, that may result therefrom.

               (ii) Employee is responsible for collection of all marketing monies from owner of properties to be auctioned. If Employee has not fulfilled this responsibility of collection of said marketing monies in advance of the start of the marketing period, as is required by KWI procedures, and KWI, in order to proceed with the marketing program in a timely fashion pursuant to covenants contained within the marketing agreement, expends marketing monies on owners behalf, KWI reserves the right, in its discretion, to recoup a portion of these monies, prorated to Employee's commission rate at the time commission monies on said transaction were or should have been actually received by KWI, from any commissions, present or future, owing Employee.

               (iii) It is hereby acknowledged and understood that KWI, as a matter of corporate policy, does not absorb or front marketing monies owed by client in order to engage KWI's auction marketing services. It is the responsibility of Employee to "sell" the benefits of KWI's program along with the normal costs of the successful marketing and sales thereof, which are incurred by owner. If an exception is made to this policy, it is done so largely on the basis of the real estate analysis/appraisal conducted by Employee, whose accuracy is the responsibility of Employee, which validates the sizable risk that KWI takes in being able to recoup marketing monies that will have been absorbed or fronted. In such a case, approval must be procured from the Risk Management Committee.

          (j) Professional Dues and Fees. Employee shall be responsible for payment of all dues and fees required in connection with the maintenance of his professional license.

          2. Employee's Services.

          During the term of this Agreement, Employee shall devote 100% of his working hours to advance the business and welfare of the Company and its subsidiaries and shall have such powers and duties as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer of the Company, which duties may, in the Company's sole discretion, be changed in any legal manner from time to time. The initial duties of Employee shall include, without limitation, serving as a Managing Director of the Company and such other duties as may be mutually agreed between the Company and Employee. Employee shall provide the Company with the benefit of his best judgment and efforts in performing his duties hereunder.

          3. Commitment to the Company.

          During the term of this Agreement, Employee shall not be involved, individually or as an employee, principal, officer, general partner, director or shareholder of any company, in any real estate development activities without first presenting to KWI for approval of a majority of the Company's Board of Directors. The limitation contained in this Section shall not apply, however, to the ownership of less than 1% of the capital stock of any publicly held corporation or to participation in real estate development activities as a limited partner. For purposes of this Section, Employee shall be deemed the owner of any interests held by Employee, Employee's spouse, or any other unemancipated minor member of Employee's family.

          4. Noncompetition Covenant.

          During the terms of this Agreement and for a period of three years thereafter, Employee will not, directly or indirectly:

          (a)

               (i) in any manner induce, attempt to induce, or assist others to induce or attempt to induce any employee, partner, joint venturer, independent contractor, agent or customer of the Company to terminate its, his or her association with the Company, or

               (ii) do anything to interfere with the relationship between the Company and such person or entity or other persons or entities dealing with the company; or

          (b) in any capacity (whether as an individual, promoter, proprietor, general partner, joint venturer, employee, agent, consultant, director, officer, manager, shareholder or otherwise) work for, act as a consultant or adviser to, own any interest in, or otherwise be connected in any manner with the ownership, management, operation or control of (collectively "Associated With"), any person or entity which at any time during the term of this Agreement or for three years thereafter engages in the businesses engaged in by the Company including without limitation the real estate auction-marketing business without the consent of the Board of Directors of the company. Employee acknowledges that the Company's existing services are marketed internationally and that its business plan includes marketing throughout the entire world either directly or through others. Accordingly, the restrictions in this Section 4 shall extend to operations in any part of the world. Employee further acknowledges that all patents, trade secrets, know-how, technology data, formulae, plans, specifications and other information used by the Company or under development in connection with its business are the property of the Company, and that Employee does not have the right to disclose, make available or use any of the foregoing for the benefit of himself or any other person or entity.

          (c) Nothing in this Section 4 shall restrict Employee from owning not more than 1% of the outstanding shares of any class of securities registered pursuant to the Securities and Exchange Act of 1934, as amended, or any limited partner interest in a limited partnership or similar passive investment interest so long as the nature of such investment prevents, pursuant to applicable law, Employee's control of the management of the issuer of such investment interest.

          (d) The parties hereto intend that the covenants and agreements contained in this Section 4 shall be deemed to be a series of separate covenants and agreements, one for each and every country, county, state, city and other jurisdiction in the world with respect to which the Company's business has been or is hereafter carried on. If any of the foregoing is determined by any court of competent jurisdiction to be invalid or unenforceable by reason of such agreement extending for too great a period of time or over too great a geographical area, or by reason of its being too extensive in any other respect, such agreement shall be interpreted to extend only over the maximum period of time and geographical area and to the maximum extent enforceable, all as determined by such court in such action. Any determination that any provision shall have no effect on the validity or enforceability of any remaining provision thereof.

          (e) Notwithstanding the foregoing, nothing herein shall prevent Employee, following the termination of his employment or the end of the term of this Agreement, from being associated with any person or entity engaged in any real estate activities or matters other than real estate auction activities or matters.

          (f) For all periods that Employee is employed pursuant to this Agreement and for a period of six months thereafter, Employee shall not engage in any auction business in the State of California which competes with KWI's auction business or which would result in using or revealing any trade secrets or confidential information of KWL including but not limited to activities, whether direct or indirect, as proprietor, partner, shareholder, principal, agent, employee or consultant. Each provision or subprovision, and each term within each provision or subprovision, herein shall be construed as an agreement separate from and independent of any other provision, subprovision or term herein, and the existence of any claim or cause of action Employee may have against KWJ shall not constitute a defense to KWI's enforcement thereof.

               (i) Employee hereby acknowledges that KWI develops and utilizes valuable trade secrets, confidential information and copyrighted materials, including but not limited to names of property owners who may wish to sell their property by auction, names of potential purchasers, methods of obtaining auction prospects, marketing and auction procedures and various brochures and other printed materials, all of which constitute a valuable part of KWI's assets built up by KWI's ingenuity, time, labor and expense over a period of many years. Employee acknowledges that such information is highly confidential and is not accessible to KWI's competitors, and that KWI has endeavored to protect the confidentiality of such information over the years.

               (ii) Accordingly,

               (1) Employee agrees not to disclose or at any time during his employment or at any time thereafter any of such trade secrets or confidential information belonging to KWI in regards to auctions (including but not limited to the names of prospective clients and/or purchasers) except as may be required in the performance of his duties for KWI, whether or not such secrets or information were developed by Employee or with his/her assistance.

               (2) Employee agrees that he shall not at any time during his employment or upon the termination thereof remove from the premises of KWI any documents, photographs, brochures, photocopies, computer disks or other documents or data except as specifically required in the performance of his duties hereunder.

               (3) Employee agrees not to use any of KWI's copyrighted materials except as may be required in the performance of Employee's duties for KWI, so long as the copyright exists.

               (4) Employee hereby acknowledges that the restrictions contained herein are reasonable and necessary to protect the legitimate interests of KWI, in view of the remedies at law for violation of any of such covenants will be inadequate, that such violation which will cause irreparable injury within a short period of time, and that KWI shall be entitled to preliminary and other injunctive relief against such violation, in addition to any other remedies available to KWI at law and in equity.

          5. Termination.

          (a) This Agreement, and Employee's employment hereunder, may be terminated by KWI or Employee with or without cause, upon thirty (30) days prior written notice. Notwithstanding termination of this Agreement or Employee's employ provisions of paragraphs 4, 5, 6 and 10 shall survive such termination.

          (b) This Agreement will terminate upon the death or incapacity of Employee Incapacity shall mean the inability to perform the services due hereunder for a consecutive 30 calendar day period.

          (c) This Agreement may also be terminated by the comply.

               (i) in the event of a material breach of this Agreement by Employee which is not corrected within 10 days after the Company's written notice of the breach to Employee, and

               (ii) for cause, which includes, without limitation, Employee's violation of law, material wrongful act or omission, malfeasance or gross negligence which causes or can reasonably be anticipated to cause material damage to the business or reputation of the Company.

          (d) This Agreement may be terminated by Employee upon a material breach of this Agreement by the Company which is not corrected within 10 days after Employee's written notice of the breach to the Company.

          (e) Termination of this Agreement pursuant to this Section 5 shall not relieve Employee of his obligations to comply with Section 4 hereof Upon the termination of this Agreement by the Company pursuant to Sections 5(b) and 5(c), or the resignation of Employee during the term of this Agreement, any further compensation to Employee shall terminate on the date this Agreement is so terminated by the Company or Employee resigns; provided that in the event Employee so resigns, Employee will receive a bonus for the year in which he resigned in the ordinary course but prorated based on the agreed upon percentage of contribution Employee made to each deal and the applicable net Bonus Revenue at the time of termination. In all other cases, Employee, or his estate, will receive all salary and bonuses due hereunder and remaining to be paid during the term hereof in the ordinary course.

          6. Alternative Dispute Resolution. The parties to this Agreement specifically desire an early resolution of any dispute between them which arises out of this Agreement. It is therefore, agreed that any controversy arising out of this Agreement, whether dealing with breach, interpretation or otherwise, shall be heard by a reference ("Referee") pursuant to the provisions of Section 638 of the Code of Civil Procedure and in accordance with the provisions described below. Provided, however, that if injunctive relief is sought, the complaining party may seek such relief from the Los Angeles Superior Court without the use of a Referee.

          (a) Enforcement of Agreement. This reference provision m y be enforced by the filing of a complaint or petition or motion seeking specific enforcement. Service of such motion on the opposing party shall constitute the "Claim Date" for purposes of this provision.

          (b) Selection of Referee. The Referee shall be a retired Judge of the Court selected by mutual agreement of the parties. If the parties cannot agree then a Referee shall be appointed by the Los Angeles Superior Court in accordance with Section 640 of the Code of Civil Procedure. Each party shall be entitled to only one disqualification pursuant to Section 170.6 of the Code of Civil Procedure. The parties hereby waive their right to a trial by jury and agree that their dispute shall be tried by the Referee so selected.

          (c) Decisional Rules. The trial shall be conducted and the issues determined ill compliance with all judicial rules and all statutory and decisional law of the Sate of California as if the matter were formally litigated in Superior Court. The Referee shall conduct and decide all pre-trial and post-trial procedures as if the matter were formally litigated in the Superior Court. All rules of evidence as set forth in the California Evidence Code, other statutory and decisional law of California and all relevant Los Angeles County Superior Court Rules and California Rules of Court shall be applicable to any proceeding before the Referee.

          (d) Discovery. The parties to this Agreement expressly waive their night to engage in any discovery with the exception of depositions and requests for the inspection, production and copying of documents. Interrogatories, requests for admissions and depositions upon written interrogatories shall not be permitted. The Referee shall be authorized to issue subpoenas requiring attendance at hearings and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the Referee The Referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice. Request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery shall be submitted to the Referee whose decision shall be final and binding upon the parties.

          (e) Hearings and Trial. Except as set forth in this Agreement, the Referee shall determine the manner in which the proceeding is conducted including the time and place of all hearings, the order or presentation of evidence, and all other questions that arise with respect to the course of the proceeding. All proceedings and hearings conducted before the Referee, except for trial, shall be conducted without a court reporter unless one is requested by a party. The party making the request shall have the obligation to arrange and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties. The trial shall be conducted without a jury on consecutive dates, as opposed to being conducted piecemeal on various dates separated by postponements or adjournments. The trial shall be conducted in a courtroom or in surroundings with formality as close to a courtroom as possible. The Referee shall set the matter for hearing within sixty (60) days after the Claim Date and try all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date.

          (f) Decision of Referee. The Referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The Referee shall issue a single judgment at the close of the proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. Any decision rendered by the Referee shall be final, binding and conclusive and judgment shall be entered pursuant to Section 644 of the Code of Civil Procedure State of California having jurisdiction.

          (g) Attorneys' Fees. The cost of the Referee shall be shared equally between the parties. However, the prevailing party shall be entitled to receive as part of the judgment in its favor an award of all actual attorneys' fees and costs (including the Referee and court reporter fees) incurred with respect to the reference, and interest at the highest rate permitted by law as of the date of the breach.

          (h) Appeal. The judgment entered upon the decision Of the Referee shall be subject to all post-trial procedures and to appeal in the same manner as an appeal from any order or judgment in a civil action.

          7. Assignment. This Agreement is for the unique personal services of Employee and may not be assigned by Employee without the express written consent of KWJ and its affiliates. Except as so provided, this Agreement shall be binding upon and inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto.

          8. Real Estate License. Employee hereby agrees to maintain his/her real estate license in the State of California and in any other jurisdiction in which he is presently licensed. During any period that Employee does not have such a license in good standing, he will not be required to perform acts within a given jurisdiction for which a license is required in such jurisdiction, and Employee hereby agrees not to take any such actions for which a license is required until he has obtained the requisite license for such jurisdiction.

          9. Severability. Any provisions of this Agreement which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to jurisdiction and subject to this paragraph be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

          10. Attorneys' Fees. Subject to paragraph 4 hereof, in the event suit is brought to enforce the terms of this Agreement, the prevailing party shall be entitled to costs and reasonable attorneys' fees, including without limitation those costs and fees incurred upon any appeal, as awarded by the court.

          11. Successors and Assign. This Agreement shall be binding upon and shall inure to the benefit of the company and any successors whether by merger, consolidation, substantially all assets or similar transaction, and it shall be binding upon and shall inure to the benefit of Employee and his heir and legal representatives. This Agreement is personal to Employee and shall not be assignable by Employee.

          12. Notices. Any notice to be given pursuant to this Agreement 11 be in writing and, in the absence of receipted hand delivery, shall be deemed duly when mailed, if the same shall be sent by certified or registered mail, return receipt requested, or by a nationally recognized overnight courier, and the mailing date shall be deemed the date from which all time periods pertaining to a date of notice shall run. Notices shall be addressed to the parties at the following addresses.

     If to the Company, to:              Kennedy-Wilson International
                                         530 Wilshire Blvd., Suite 101
                                         Santa Monica, CA 90405
                                         ATTN:  Chief Executive Officer

     If to Employee, to:                Lewis A. Halpert
                                        c/o Kennedy-Wilson International
                                        530 Wilshire Blvd., Suite 101
                                        Santa Monica, CA 90405

          13. Entire Agreement; Amendments, This Agreement contains the entire agreement of the parties with respect to the subject matter covered hereby and may be amended, waived or terminated only by an instrument in writing signed by the parties hereto.

          14. Counterparts, This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        KENNEDY-WILSON INTERNATIONAL

                                        By:  /s/ William J. McMorrow
                                             -------------------------
                                             WILLIAM J. MCCMORROW
                                             CEO

                                        Date:  3/31/96

                                        By:  /s/ Lewis A. Halpert
                                             -------------------------
                                             EMPLOYEE

                                        Date:  3/30/96

                                    EXHIBIT A

                                   LEW HALPERT

1.       BASE COMPENSATION:

         $10,416.67/mo.             salary

         $10,416.67/mo.             non-repayable advance-charged against bonus

         $20,833.34/mo.             $250,000 annualized

To manage K-W Properties Residential Division:

         1 .      Find/buy properties
         2.       Secure financing
         3.       Oversee and manage:
                  a)       Legal
                  b)       Construction
                  c)       Marketing/Sales
                  d)       Closing
                  e)       Other matters incidental to success of deal

2.       BONUS (Based on Bonus Revenues Net Profits--attached)

                   Net Profit                                Bonus
                   0             -  $1,000,000                10%

                   $1,000,001    -  $2,000,000                20%

                   $2,000,001    -  Above                     25%

3. Lew will be awarded a commission percentage as procuring cause for commercial deals signed by the Company. Commission percentage will be based upon Lew's contribution to the deal and will be negotiated and agreed to at the time of the deal signing. Such commissions will be credited to his Bonus Revenues Net Profit for Bonus calculation. (see # 2).

4. Net Commissions earned by the Company on auctions for which Lew was procuring cause will be credited to his Bonus Revenues Net Profits for Bonus calculations. (see # 2).

                                  BONUS REVENUE

--------------------------------------------------------------------------------
                                        % OF PROFITS
                     ADJUSTED           FOR
DEAL                 PROFITS**          BONUS POOL          BONUS REVENUE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Westbourough Court   $2,250,000         90%                 $2,025,000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Vista Waikoloa       $1,312,500         25%                 $   328,125
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Kiowa Gardens        $   225,000        75%                 $   168,750
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Notes                $   750,000        25%                 $   375,000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Other                $   325,000        25%                 $   375,000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

TOTAL                $4,912,500                             $3,084,375
--------------------------------------------------------------------------------


EXPENSES:

      Compensation                $330,500
      CEO Allocation               120,000
      Other                         60,000
      Corp. Overhead               150,000
                                ----------
         TOTAL                    $660,500                (660,500)

                  NET PROFIT BONUS REVENUE              $2,423,875

COMPENSATION:

      Bonus (Including Salary Advance)              $405,969
      Plus Base Salary                              $125,000

                           TOTAL                    $530,969


**Adjusted Profits:  Adjusted for BD Commissions and other profit splits.

                      25% Tokyo allocation--Vista Waikoloa

                      25% BDO commission--Other